                                                                    EXHIBIT 12.1

BLOUNT INTERNATIONAL, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)


                                                                                           For the
                                 For the                    For the                       10 months
                             9 months ended             12 months ended                     ended         For the 12 months ended
                              September 30,              December 31,                    December 31,     the last day of February,
                           -------------------    -----------------------------------   --------------   --------------------------

                             1999(2)    1998         1998         1997        1996(1)      1996(1)         1996           1995
                           ---------  --------    ---------    ---------    ---------   --------------   ---------    ------------
Income (loss) from
 continuing operations
 before income taxes..........          $75.2       $102.2       $ 93.7       $85.4        $69.6           $83.7         $67.4
Amortization of                           0.1          0.1          0.1         0.1          0.1             0.1           0.1
 capitalized interest.........
Amortization of debt                      0.7          1.0          0.3         0.3          0.2             0.3           0.5
 expense......................
Interest expense..............           10.1         13.3          9.2         9.6          7.7            10.5          10.6
Interest portion of rentals...            1.1          1.6          1.7         2.0          1.7             2.1           1.7
                                        -----        -----       ------       -----        -----           -----         -----

Earnings available for                  $87.2       $118.2       $105.0       $97.4        $79.3           $96.7         $80.3
 fixed charges................          =====       ======       ======       =====        =====           =====         =====

Interest expense..............          $10.1        $13.3       $  9.2       $ 9.6        $ 7.7           $10.5         $10.6
Amortization of                           0.1          0.1          0.1         0.1          0.1             0.1           0.1
 capitalized interest.........
Amortization of debt                      0.7          1.0          0.3         0.3          0.2             0.3           0.5
 expense......................
Capitalized interest..........            0.0          0.0          0.1         0.0          0.0             0.0           0.0
Interest portion of rentals...            1.1          1.6          1.7         2.0          1.7             2.1           1.7
                                        -----        -----       ------       -----        -----           -----         -----

Fixed charges.................          $12.0        $16.0        $11.4       $12.0         $9.7           $13.0         $12.9
                                        =====        =====        =====       =====         ====           =====         =====

Ratio of earnings to fixed                7.3x         7.4x         9.2x        8.1x         8.2x            7.4x          6.2x
 charges......................



Pro Forma ratio of earnings to fixed charges

                                                      For the               For the
                                                   9 months ended       12 months ended
                                                   September 30,         December 31,
                                                     1999(2)                1998
                                                  ---------------      -----------------
Income (loss) from continuing operations before                             $ 18.9
   income taxes....................................
Amortization of capitalized interest...............                            0.1
Amortization of debt expense.......................                            5.1
Interest expense...................................                           91.8
Interest portion of rentals........................                            1.6
                                                                            ------

   Earnings available for fixed charges............                         $117.5
                                                                            ======

Interest expense...................................                         $ 91.8
Amortization of capitalized interest...............                            0.1
Amortization of debt expense.......................                            5.1
Capitalized interest...............................                            0.0
Interest portion of rentals........................                            1.6
                                                                            ------

   Fixed charges...................................                         $ 98.6
                                                                            ======

Ratio of earnings to fixed charges.................                            1.2x



(1) In April 1996, Blount changed its fiscal year from one ending on the last day of February to one ending on December 31. Unaudited financial data for the twelve months ended December 21, 1996 is also presented in the table above for comparative purposes only.

(2) For the nine months ended September 30, 1999, historical earnings available for fixed charges were inadequate to cover actual fixed charges by $28.3 million. For the nine months ended September 30, 1999, pro forma earnings available for fixed charges were inadequate to cover pro forma fixed charges by $11.1 million.